As filed with the Securities and Exchange Commission on February 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)
100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(224) 667-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elizabeth C. Cushman
Executive Vice President, General Counsel and Secretary
Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6020
(224) 667-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
David K. Lam
Michael S. Benn
Ahsan M. Barkatullah
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Abbott Laboratories
Debt Securities
Common Shares
Preferred Shares
Depositary Shares
Warrants
Purchase Contracts
Units
By this prospectus, Abbott may offer from time to time, either separately or together, debt securities, common shares, preferred shares, depositary shares, warrants, purchase contracts, and units (collectively, the “securities”).
Abbott will provide you with the specific terms and the public offering prices of these securities in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Abbott’s common shares are listed on the New York Stock Exchange under the symbol “ABT.”
Investing in our securities involves a number of risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission (the “Commission”) and that are incorporated herein by reference.
Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated February 23, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Abbott filed with the Commission under the “shelf registration” process. Under this shelf registration process, Abbott may, from time to time, sell securities under this prospectus. This prospectus provides you with a general description of the securities Abbott may offer. Each time Abbott sells securities, Abbott will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
As used in this prospectus, “Abbott” refers to Abbott Laboratories, an Illinois corporation, or Abbott Laboratories and its consolidated subsidiaries, as the context requires.
Abbott has not authorized anyone to give any information or to make any representations concerning the securities that Abbott may offer, except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that Abbott authorizes, or any documents incorporated by reference into this prospectus. Abbott takes no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of securities, as an indication that there has been no change in Abbott’s affairs since the date of this prospectus.
You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Abbott’s business, financial condition, results of operations and prospects may have changed since that date.

ABBOTT LABORATORIES
Abbott Laboratories is an Illinois corporation, incorporated in 1900. Abbott’s principal business is the discovery, development, manufacture, and sale of a broad and diversified line of healthcare products.
Abbott has four reportable segments: Established Pharmaceutical Products, Diagnostic Products, Nutritional Products, and Medical Devices.
Established Pharmaceutical Products — These products include a broad line of branded generic pharmaceuticals manufactured worldwide and marketed and sold outside the United States in emerging markets. These products are generally sold directly to wholesalers, distributors, government agencies, healthcare facilities, pharmacies, and independent retailers from Abbott-owned distribution centers or public warehouses, depending on the market served. Certain products are co-marketed or co-promoted with, or licensed from, other companies.
Diagnostic Products — These products include a broad line of diagnostic systems and tests manufactured, marketed, and sold worldwide. These products are generally marketed and sold directly to blood banks, hospitals, commercial laboratories, clinics, physicians’ offices, retailers, government agencies, alternate care testing sites, and plasma protein therapeutic companies from Abbott-owned distribution centers, public warehouses or third-party distributors.
Nutritional Products — These products include a broad line of pediatric and adult nutritional products manufactured, marketed, and sold worldwide. These products are generally marketed and sold directly to consumers and to institutions, wholesalers, retailers, healthcare facilities, government agencies, and third-party distributors from Abbott-owned distribution centers or third-party distributors.
Medical Devices — These products include a broad line of rhythm management, electrophysiology, heart failure, vascular and structural heart devices for the treatment of cardiovascular diseases, and diabetes care and continuous glucose monitoring products, as well as neuromodulation devices for the management of chronic pain and movement disorders. Medical devices are manufactured, marketed and sold worldwide. In the United States, depending upon the product, medical devices are generally marketed and sold directly to wholesalers, hospitals, ambulatory surgery centers, physicians’ offices, consumers, and distributors from Abbott-owned distribution centers, public warehouses or third-party distributors. Outside the United States, sales are made either directly to customers or through distributors, depending on the market served.
Abbott’s corporate offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, and the telephone number is (224) 667-6100.
Abbott also maintains an Internet site at www.abbott.com. Abbott’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein or in the accompanying prospectus supplement, and you should not rely on any such information in making an investment decision.

USE OF PROCEEDS
Unless otherwise specified in the prospectus supplement in connection with a particular offering, Abbott will use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued under a base indenture, dated as of March 10, 2015 (the “indenture”), between Abbott and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “trustee”). The following is a summary of the material provisions of the indenture and is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever Abbott refers to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus and the applicable prospectus supplement. You should review the form of indenture that is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, for additional information. In this section of this prospectus, references to “Abbott” are to Abbott Laboratories (and not its subsidiaries) and any person that succeeds thereto, and is substituted therefor, under the terms of the indenture.
The following summarizes certain general terms and provisions of the debt securities. Each time Abbott offers debt securities, the prospectus supplement relating to that offering will describe the terms of the debt securities Abbott is offering.
General
The debt securities will be Abbott’s unsecured and unsubordinated debt obligations and will rank equally in right of payment with Abbott’s other unsecured and unsubordinated debt obligations.
Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Abbott for that purpose. The debt securities will be issued only in registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but Abbott may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
The prospectus supplement will describe the following terms of the debt securities Abbott is offering:
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the title of the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the debt securities is payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, and the regular record date for the interest payable on any interest payment date;

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the place or places where the principal of and any premium and interest on the debt securities will be payable;

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the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

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the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Abbott;

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the obligation, if any, of Abbott to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Abbott will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

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the currency, currencies or currency units in which Abbott will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in U.S. currency;

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if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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if the principal of or any premium or interest on any debt securities is to be payable, at Abbott’s election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

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if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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the applicability of the provisions described in the section of this prospectus captioned, “Defeasance and Covenant Defeasance”;

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if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the prospectus supplement, the depository Abbott appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee; and

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any other terms of the debt securities.

Abbott may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an “Event of Default.”
The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.
Certain Covenants of the Company
Restrictions on Secured Debt.   Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, if Abbott or any domestic subsidiary incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness for borrowed money and that indebtedness is secured by a mortgage on any principal domestic property or on any shares of stock or debt of any domestic subsidiary, Abbott will secure, or cause its domestic subsidiary to secure, the outstanding debt securities equally and ratably with, or prior to, that indebtedness, so long as that indebtedness is so secured. Abbott is not required to secure the debt securities, however, if, after giving effect to securing such other indebtedness for borrowed money, the aggregate amount of all such secured indebtedness, together with all attributable debt in respect of sale and leaseback transactions involving principal domestic properties (other than sale and leaseback transactions permitted pursuant to the second bullet under the heading “Restrictions on Sales and Leasebacks” below), would not exceed 15% of Abbott’s consolidated net assets. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of this restriction, debt secured by:
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mortgages on property of, or on any shares of stock or debt of, any person existing at the time that person becomes a domestic subsidiary;

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mortgages in favor of Abbott or any subsidiary thereof;

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mortgages in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments;

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mortgages on property, shares of stock or debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

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mortgages to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such mortgage is obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

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with respect to each series of debt securities, mortgages existing on the first date on which such series of debt securities is authenticated by the trustee;

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mortgages incurred in connection with pollution control, industrial revenue or similar financings;

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mortgages created in substitution of or as replacements for any mortgages referred to in the foregoing list, inclusive, provided that, based on a good-faith determination of an officer of Abbott, the property encumbered under any such substitute or replacement mortgage is substantially similar in nature to the property encumbered by the otherwise permitted mortgage which is being replaced; and

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any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing list, inclusive; provided, that such extension, renewal or replacement mortgage is limited to all or a part of the same property, shares of stock or debt that secured such mortgage and the debt secured by such mortgage at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the debt being refinanced) and, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project that is subject to a mortgage securing the debt being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Restrictions on Sales and Leasebacks.   Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, neither Abbott nor any domestic subsidiary may enter into any sale and leaseback transaction, unless:
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Abbott or the domestic subsidiary could incur debt secured by a mortgage on the principal domestic property under the restrictions described above under “Restrictions on Secured Debt” in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the outstanding debt securities; or

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Abbott, within 180 days after the sale or transfer by Abbott or any domestic subsidiary, applies to the retirement of Abbott’s funded debt, which is defined as indebtedness for borrowed money of Abbott or of a wholly-owned domestic subsidiary having a maturity of, or by its terms extendible to a date, more than 12 months after the date of such application, an amount equal to the greater of:

(1)
the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

(2)
the fair market value of the principal domestic property sold and leased, subject to credits for certain voluntary retirements of debt securities and funded debt.

The following are the meanings of terms that are important in understanding the restrictive covenants of Abbott:
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“attributable debt” means the present value (discounted at the rate of 8% each year compounded monthly) of the obligations for net rental payments required to be paid during the remaining term of any lease of more than 12 months, subject to certain adjustments, including where the lessee has the right to terminate the lease upon the payment of a penalty on or after the date of determination.

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“consolidated net assets” means the aggregate amount of assets, less reserves and other deductible items, after deducting current liabilities, as shown on Abbott’s consolidated balance sheet contained in the latest quarterly report to Abbott’s shareholders and prepared in accordance with generally accepted accounting principles. The calculation of “consolidated net assets” shall give pro forma effect to any acquisition by or disposition of assets in excess of $500,000,000 of Abbott or any of its subsidiaries that occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.
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“domestic subsidiary” means a subsidiary of Abbott that transacts substantially all of its business or maintains substantially all of its property within the United States, excluding its territories, possessions and Puerto Rico, except a subsidiary that (1) is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory, receivables or other property or (2) does not own a principal domestic property.

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“mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

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“person” means an individual, partnership, corporation (including a business trust), joint-stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

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“principal domestic property” means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by Abbott or any of its domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, is in excess of 2% of Abbott’s consolidated net assets, other than any such building, structure or other facility or a portion thereof which is an air or water pollution control facility financed by state or local governmental obligations or which Abbott’s chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted or assets owned by Abbott and its subsidiaries as an entirety.

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“sale and leaseback transaction” means any arrangement with any bank, insurance company or other lender or investor (not including Abbott or any subsidiary) or to which any such lender or investor is a party, providing for the leasing by Abbott or any domestic subsidiary for a period, including renewals, in excess of three years of any principal domestic property which has been or is to be sold or transferred, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by Abbott or any domestic subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such principal domestic property.

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“subsidiary” means any person which is a corporation, partnership, joint venture, limited liability company, trust or estate, and of which Abbott directly or indirectly owns or controls stock or other interests, which under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of such person’s board of directors, managers, trustees or equivalent. The term does not include any person that does not own a principal domestic property if Abbott’s chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith that Abbott’s existing aggregate investments, including those of its domestic subsidiaries, in the person are not of material importance to the total business conducted, or assets owned, by Abbott or its subsidiaries, as an entirety.

Events of Default
With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:
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failure to pay any interest or premium (if any) on any debt security of that series when due, continued for 30 days;

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failure to pay principal of any debt security of that series when and as due;

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failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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Abbott’s failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

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certain events involving the bankruptcy, insolvency or reorganization of Abbott; or

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any other event of default provided with respect to debt securities of that series.

If any event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of Abbott) occurs and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to Abbott, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default involving an event of bankruptcy, insolvency or reorganization of Abbott occurs, the principal of all the debt securities then outstanding or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, and any accrued interest of all the debt securities of that series, will become immediately due and payable without any action on the part of the trustee or any holder. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration with respect to such series.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.
The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:
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the holder has previously given to the trustee written notice of a continuing event of default;

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the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

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the trustee has not instituted proceedings within 60 days after receipt of such notice; and

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the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request during the 60-day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.
Abbott is required to furnish to the trustee annually a statement as to its performance of certain obligations under the indenture and as to any default.
Modification and Waiver
Abbott and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither Abbott nor the trustee may, however, modify or amend the indenture without the consent of the holders of each outstanding debt security affected if such action would:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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reduce the principal amount thereof or the rate of interest thereon, or any premium payable upon redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon acceleration of the maturity thereof;

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change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

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impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by Abbott with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except (1) a default in the payment of principal, premium or interest and (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series affected.
Consolidation, Merger and Sale of Assets
Abbott shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
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the person formed by that consolidation or into which Abbott is merged or the person which acquires by conveyance or transfer, or which leases, Abbott’s properties and assets substantially as an entirety is a corporation, limited liability company or partnership organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes Abbott’s obligations on the debt securities under a supplemental indenture;

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immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

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if Abbott’s properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, Abbott or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

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Abbott has delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance
The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at Abbott’s option, Abbott:
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will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust (“defeasance”); or

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need not comply with certain restrictive covenants of the indenture, including those described in the section of the prospectus captioned, “Certain Covenants of the Company” and “Consolidation, Merger and Sale of Assets” and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned, “Events of Default” relating to such covenants will no longer be an event of default (“covenant defeasance”), in each case, if Abbott irrevocably deposits, in trust, with the trustee money and/or U.S. government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that Abbott designates, in accordance with the terms of the debt securities of that series.
Abbott may establish this trust only if, among other things:
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no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit, or insofar as an event of default resulting from certain events involving Abbott’s bankruptcy or insolvency are concerned, at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to Abbott in respect of the deposit;

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the defeasance or covenant defeasance, as applicable, will not cause the trustee to have any conflicting interest with respect to any other of Abbott’s securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company”;

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the defeasance or covenant defeasance, as applicable, will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Abbott is a party or by which Abbott is bound; and

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Abbott has delivered an opinion of counsel to the effect that the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance, as applicable, and will be subject to federal income tax in the same manner as if the defeasance or covenant defeasance, as applicable, had not occurred, which opinion of counsel, in the case of defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to Abbott, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If Abbott fails to comply with its remaining obligations under the indenture after a covenant defeasance of the indenture with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Abbott will, however, remain liable for those payments.
Concerning the Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) will serve as the trustee under the indenture. The trustee performs services for Abbott in the ordinary course of business.
The trustee (in each of its capacities) assumes no responsibility and will have no liability for the accuracy or completeness of the information concerning Abbott or its affiliates or any other party contained in this prospectus or the related documents or for any failure by Abbott or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee (in each of its capacities) will be entitled to those certain rights, benefits, powers, privileges, protections, immunities, indemnities and limitations of liability as more fully set forth in the indenture.

DESCRIPTION OF COMMON SHARES
The following is a description of the principal terms of Abbott’s common shares. The following description is not meant to be complete and is qualified by reference to Abbott’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-Laws (“By-Laws”), each of which is incorporated by reference as an exhibit to this prospectus, and the Illinois Business Corporation Act.
Authorized and Outstanding
As of January 31, 2026, Abbott had 2,400,000,000 authorized common shares, of which 1,737,682,887 were outstanding.
Listing
Abbott’s common shares are traded on the New York Stock Exchange under the symbol “ABT.” The principal market for Abbott’s common shares is the New York Stock Exchange. Shares are also listed on NYSE Texas and traded on various regional and electronic exchanges. Outside of the United States, Abbott’s shares are listed on the SIX Swiss Exchange.
Dividends
The board of directors may authorize, and Abbott may make, distributions to its common shareholders, subject to any restriction in Abbott’s Articles of Incorporation and to those limitations prescribed by law.
Fully Paid
All of Abbott’s outstanding common shares are fully paid and non-assessable.
Voting Rights
Each of Abbott’s outstanding common shares is entitled to one vote in each matter submitted to a vote at a meeting of shareholders. In addition, in all elections for directors, every shareholder has the right to vote the number of shares owned by it for as many persons as there are directors to be elected, or to cumulate its votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of shares or to distribute its cumulative votes in any proportion among any number of candidates.
Shareholder Action by Written Consent; Meetings
Under Illinois corporate law, any action required to be taken by Abbott’s shareholders may be taken without a meeting and without a vote if a consent in writing is signed by holders of shares having at least the number of votes necessary at a shareholder meeting.
Abbott’s By-Laws provide that special meetings of the shareholders of the corporation may be called only by:
•
the board of directors;

•
the chairman of the board of directors;

•
the chief executive officer;

•
any president; or

•
the holders of not less than one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called.

Transfer Agent and Registrar
Computershare Inc. and Computershare Trust Company, N.A. are Abbott’s transfer agent and registrar. Computershare Trust Company, N.A. is located in Canton, Massachusetts.

DESCRIPTION OF OTHER SECURITIES
We will set forth, in the applicable prospectus supplement, a description of any preferred shares, depositary shares, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

LEGAL OPINIONS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for Abbott by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and the related financial statement schedule of Abbott Laboratories and subsidiaries appearing in Abbott Laboratories’ Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Abbott Laboratories’ and subsidiaries’ internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Abbott files annual, quarterly and current reports, proxy statements and other information with the Commission. Abbott’s Commission filings are available to the public on the Commission’s web site at http://www.sec.gov. In addition, you may obtain free copies of the documents Abbott files with the Commission, including any of the documents filed with the Commission and incorporated herein by reference, by going to Abbott’s website at www.abbott.com or by contacting Abbott’s Investor Relations Department at 100 Abbott Park Road, Abbott Park, IL 60064-6400, Attention: Investor Relations, or by telephone at (224) 667-8945. The website address of Abbott is provided as an inactive textual reference only. The information provided on the Internet website of Abbott, other than copies of the documents listed below that have been filed with the Commission, is not part of this prospectus and, therefore, is not incorporated herein by reference.
This prospectus is part of a registration statement that Abbott filed with the Commission. The Commission allows Abbott to “incorporate by reference” the information Abbott files with the Commission. This means that Abbott can disclose important information to you by referring you to other documents that Abbott identifies as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Abbott incorporates by reference the documents listed below:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•
Current Report on Form 8-K filed with the Commission on February 20, 2026;

•
The information in the Definitive Proxy Statement for Abbott’s 2025 Annual Meeting filed with the Commission on March 14, 2025 that is incorporated by reference into Abbott’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•
the description of our common shares contained in Exhibit 4.36 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any other amendments and reports filed for the purpose of updating such description.

Abbott also incorporates by reference any future filings it makes with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the filing of this registration statement and before Abbott has terminated the offering. Abbott’s subsequent filings with the Commission will automatically update and supersede information in this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Abbott has not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current and accurate only as of the date of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.   Indemnification of Officers and Directors.
Restated Article R-VI of Abbott’s Amended and Restated Articles of Incorporation provides that Abbott shall, in the case of persons who are or were directors or officers of Abbott, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Abbott, or is or was serving at the request of Abbott as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Restated Article R-VI also provides that Abbott shall, in the case of persons who are or were directors or officers of the corporation, and may as to such other persons, advance expenses (including attorney’s fees) incurred in defending such actions, suits, or proceedings.
Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. Abbott’s directors and officers are insured under a directors and officers liability insurance policy maintained by Abbott.
The foregoing is only a general summary of certain aspects of Illinois law and Abbott’s Amended and Restated Articles of Incorporation dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the Illinois Business Corporation Act referenced above and Abbott’s Amended and Restated Articles of Incorporation.

Item 16.   Exhibits.
The following exhibits are included herein or incorporated herein by reference:
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of Abbott Laboratories, filed as Exhibit 3.1 to the Abbott Laboratories Current Report on Form 8-K filed on April 26, 2021.
3.2	By-Laws of Abbott Laboratories, as amended and restated, effective April 24, 2026, filed as Exhibit 3.1 to the Abbott Laboratories Current Report on Form 8-K filed on February 20, 2026.
4.1	Indenture, dated as of March 10, 2015, between Abbott Laboratories and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (including form of Security) (incorporated by reference to Exhibit 4.1 to Abbott Laboratories’ Current Report on Form 8-K filed on March 10, 2015).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
25.1	Statement of Eligibility of U.S. Bank Trust Company, National Association on Form T-1.
107	Filing fee table.

*
To be filed by amendment or by a Current Report on Form 8-K.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on February 23, 2026.
ABBOTT LABORATORIES
By:
/s/ Robert B. Ford

Robert B. Ford
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below on this registration statement hereby constitutes and appoints Elizabeth C. Cushman and Philip P. Boudreau, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant’s Form S-3 registration statement and any registration statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 23, 2026.
Signature	Title
/s/ Robert B. Ford Robert B. Ford	Chairman of the Board and Chief Executive Officer, and Director (principal executive officer)
/s/ Philip P. Boudreau Philip P. Boudreau	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)
/s/ John A. McCoy, Jr. John A. McCoy, Jr.	Vice President, Finance and Controller (principal accounting officer)
/s/ Nita Ahuja, M.D. Nita Ahuja, M.D.	Director
/s/ Robert J. Alpern, M.D. Robert J. Alpern, M.D.	Director
/s/ Claire Babineaux-Fontenot Claire Babineaux-Fontenot	Director

Signature	Title
/s/ Sally E. Blount, Ph.D. Sally E. Blount, Ph.D.	Director
/s/ Paola Gonzalez Paola Gonzalez	Director
/s/ Michelle A. Kumbier Michelle A. Kumbier	Director
/s/ Darren W. McDew Darren W. McDew	Director
/s/ Nancy McKinstry Nancy McKinstry	Director
/s/ Michael G. O’Grady Michael G. O’Grady	Director
/s/ Michael F. Roman Michael F. Roman	Director
/s/ Daniel J. Starks Daniel J. Starks	Director
/s/ John G. Stratton John G. Stratton	Director